UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT AUGUST 18, 2009

ECOLOCAP SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-51213	20-0909393
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

740 Notre-Dame W.
Suite 1525, Montreal, Quebec, Canada
H3C 3X6
(Address of principal executive offices)

(514) 876-3907
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:  Entry into a Material Definitive Agreement.

    On August 18, 2009, the Ecolocap Solutions Inc.’s board of Directors have approved the execution of Convertible demand note (the “Agreement”) with  Carnavon Trust Reig (“Carnavon”) pertaining to the advance made to us by Carnavon during the year 2008-2009, in the amount of 250,000USD, plus accrued and unpaid interest, as of June 30th 2009, in the amount 37500USD, the total amount owed as of June 30th, 2009 being 287,500USD (the “Debt”).

    The Agreement provided the option for Carnavon or its successor to convert the Debt into restricted shares of the Company’s common stock at a fixed price.

    On August 18, 2009, the Ecolocap Solutions Inc.’s board of Directors have approved the execution of Convertible demand note (the “Agreement”) with  Poma Management S.A. (“Poma”) pertaining to the advance made to us by Poma during the year 2008-2009, in the amount of 451,000USD, plus accrued and unpaid interest, as of June 30th 2009, in the amount 39,490.28 USD, the total amount owed as of June 30th, 2009 being 490,490.28USD (the “Debt”).

    The Agreement provided the option for Poma or its successor to convert the Debt into restricted shares of the Company’s common stock at a fixed price.

 Item 9.01: Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

10.1 10.2
Convertible demand note executed by and between Ecolocap Solutions Inc. and Carnavon Trust Reig, effective as of August 18, 2009;

Convertible demand note executed by and between Ecolocap Solutions Inc. and Poma Management S.A., effective as of August 18, 2009;

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2009

ECOLOCAP SOLUTIONS INC.

By:	CLAUDE PELLERIN
Name: Claude Pellerin
Title: Secretary